CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated May 13, 2010 with respect to the audited financial statements of Tatra Resources Ltd. as of March 31, 2010 and for the period from October 22, 2009 (inception) through March 31, 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

September 29, 2010